Exhibit 10.1


                             AMENDMENT NUMBER 12 TO
                        RESEARCH AGREEMENT 9-1110-JET-103


This AMENDMENT, designated as AMENDMENT Number 12, effective as 17 September 1997, is entered by and between POWER SPECTRA, INC., having a place of business n Sunnyvale, California (hereinafter referred to as "PSI") and THE BOEING COMPANY, (including its subsidiaries and affiliates) acting through its Defense & Space Group, having a place of business at Seattle, Washington (hereinafter referred to as "BOEING").

WHEREAS, the parties have previously entered into that certain Research Agreement 9-1110-JET-103 dated September 21, 1989, and Amendments 1-11 thereto; and

WHEREAS, since 1990, PSI has used on its premises certain capital and other equipment owned by Boeing, all such equipment being now identified in Attachment A hereto; and

WHEREAS, PSI is currently leasing commercial facilities and office space from ARGOSystems, Inc., a wholly owned subsidiary of Boeing, pursuant to the ARGOSystems/PSl Lease Agreement dated 22 November 1991, as amended;

WHEREAS, BOEING wishes to transfer to PSI, the capital and other equipment identified in Exhibit A, for no consideration except as described herein, and PSI wishes to accept such capital and other equipment under the terms described herein;

NOW, THEREFORE, the parties hereto agree as follows:

1. Notwithstanding any other provision of Research Agreement 9-1110-JET-103, as amended, effective on the date of this Amendment, BOEING transfers fulI title, conveys, and gives to PSI, for the consideration described herein, the capital and the other equipment described in Attachment A.

2. PSI is accepting this equipment for use and not for scrap or disposal. Nonetheless, PSI assumes all responsibility to dispose of any capital and other equipment of Attachment which It may not wish to retain, such disposal to be fully compliant with all federal, State, local, and community laws, regulations, and requirements, at no cost or expense to BOEING or ARGOSystems. Upon termination of the ARGOSystems/PSI lease agreement dated 22 November 1991, PSI, as owner of the capital and other equipment in Attachment A, shall remove it all completely from the leased premises, restoring such promises to its original condition (with allowance for reasonable wear and tear), at no cost or expense to BOEING or to ARGOSystems.

3. DISCLAIMER. PSI accepts this equipment "AS IS" and without any warranty. PSI HEREBY WAIVES ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS. LIABILITIES, RIGHTS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE, ANY IMPLIED WARRANTY OF FITNESS, AND ANY OBLIGATION OR LIABILITY OF BOEING, ITS SUBSIDIARIES, AFFILIATES (AND RESPECTIVE DIRECTORS, OFFICIERS AND EMPLOYEES) ARISING FROM TORT, OR FOR LOSS OFUSE, REVENUE OR PROFIT, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

Page 2, Amendment 12 to Research Agreement 9-1110-JET-103


4. SPECIAL TERMS REGARDING HAZARDOUS SUBSTANCES AND/OR RADIOACTIVE MATERIALS. The capital and other equipment may contain hazardous substances and/or radioactive materials which, upon the end of the equipment's useful life, may require special handling for final disposition.

Release. PSI has satisfied itself regarding the condition of the capital and other equipment covered by this Agreement. Upon taking title of this equipment, PSI hereby agrees to assume complete responsibility for handling, management, transport, and use of the capital and other equipment, and if undertaken by Power Spectra, the removal and disposal of any hazardous substances and/or radioactive materials therein or thereon, in accordance with existing federal, state and local laws and regulations. Power Spectra further assumes all responsibility to provide appropriate personal protective measures for itself, its employees, agents and assigns, as well as any third parties potentially exposed to any hazardous substances and/or radioactive materials from the capital and other equipment. PSI releases The Boeing Company. its subsidiaries, affiliates and their respective directors, officers, employees, agents from any and all liability arising from or related to the hazardous substances and/or radioactive materials now contained in or on the capital and other equipment obtained hereunder.

Indemnity. PSI shall defend, indemnify and hold harmless The Boeing Company, Re subsidiaries, affiliates and their respective directors, officers, employees, agents (hereinafter referred to as "INDEMNITIES"') from and against all actions, causes of action, liabilities. claims, liens. suits. judgments, awards, fines, penalties, and damages, of any kind and nature whatsoever brought or claimed by Boeing or any other party and expenses and costs of litigation and counsel fees related thereto, or incident to establishing the right to indemnification, arising out of or in any way connected with any cleanup, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision, or performed by any non-govemrmntal entity or person, including The Boeing Company, because of the presence or suspected presence, release or threatened or suspected release of hazardous substances and/or radioactive materials in or into the environment at on about under or within any property or any disposal site used by PSI, relating to the capital equipment and any claims of third parties for loss, injury, or damage to persons or property arising from or related to any residual hazardous substances and/or radioactive materials now contained in or on the capital or other equipment obtained hereunder.

5. All other provisions of the Research Agreement of September 21, 1989, as amended, shall remain unchanged.

IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Amendment No. 12 in duplicate originals.


The Boeing Company                              Power Spectra, Inc.
Defense & Space Group

By:            J.C. Hart                         By:           E. J. Lamb
   ----------------------------------               ----------------------------
               J. C. Hart                                      Edward Lamb

Title:         Contracts Manager                 Title:        Contracts Manager
               Research & Technology

Date:          9-12-97                           Date:         9-17-97